UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2013

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On April 26, 2013, Vonage Holdings Corp. (the “Company”) announced the appointment of David T. Pearson as the Company's Chief Financial Officer and Treasurer, effective May 1, 2013.
Mr. Pearson, age 47, joins the Company from Deutsche Bank Securities, where he spent over nine years as a Managing Director and was Global Media & Telecom Group Head, building one of the top U.S. and global media and telecommunications investment banking teams. Mr. Pearson managed a large and diverse team of professionals and was responsible for all aspects of the group, including strategic planning, capital allocation, personnel, risk management and compliance, in addition to advising clients on mergers and acquisitions and capital raising.
 Mr. Pearson brings more than 18 years of executive leadership experience and more than 21 years of relevant industry experience. Prior to joining Deutsche Bank, he worked at Goldman, Sachs & Co. for nine years, leaving as a Managing Director in the firm's Technology, Media & Telecommunications practice. While at Goldman, he focused on advising major telecommunications and wireless providers and also advised on cable, broadcasting and technology transactions. During his banking career, Mr. Pearson advised on over 30 completed M&A transactions and raised over $50 billion of equity and debt capital for global TMT clients.  Mr. Pearson started his career as a consultant at Coopers & Lybrand, where he worked on strategy, business process re-engineering and emerging market privatization projects, all within the global telecommunications industry. On April 26, 2013, the Company issued a press release announcing Mr. Pearson's appointment, a copy of which is attached hereto as Exhibit 99.1.
Mr. Pearson and the Company entered into an Employment Agreement, dated April 25, 2013 (the “Agreement”), which provides, in general, for Mr. Pearson's employment at an annual base salary of $475,000, which is to be reviewed for increase not less than annually. Mr. Pearson will be eligible for an annual cash bonus in accordance with the Company's annual bonus program, with a target bonus of 100% of his base salary. For 2013, the annual cash bonus for which Mr. Pearson will be eligible will be the greater of (a) his target bonus of 100% of his base salary or (b) his annual cash bonus payout as calculated under the Company's annual bonus program prorated for the number of full months worked in 2013. Mr. Pearson will also participate in the Company's employee benefit plans on the same basis as available to other senior executives or in certain circumstances on the same basis as available to the Company's Chief Executive Officer. Mr. Pearson's employment is for an indefinite term and may be terminated “at will” by either Mr. Pearson or the Company. Mr. Pearson will be subject to non-solicitation and non-hire restrictions under the Agreement and non-competition restrictions under the Company's Non-Compete Agreement, each of which shall be in effect during the employment period and for twelve (12) months thereafter. Additionally, Mr. Pearson must execute the Company's standard Employee Confidentiality and Innovations Agreement.
In the event Mr. Pearson's employment is terminated by the Company without “Cause” or he resigns with “Good Reason” (each as defined in the Agreement), he is entitled to severance benefits equal to twelve (12) months base salary plus his target bonus amount for the year in which his employment terminates, payable over the twelve (12) month period following termination of employment, and a pro rata share (based on the portion of the year elapsed) of his bonus for the year in which his employment terminates, payable when, as and if under the Company's bonus program such bonus would otherwise be paid, but in no event later than March 15th of the year following the year to which such bonus relates. These benefits are subject to forfeiture in the event of Mr. Pearson's non-compliance with his contractual confidentiality, non-competition, non-solicitation and non-hire obligations to the Company. If Mr. Pearson's employment is terminated due to his death or “disability” (as defined in the Agreement), he (or his estate) is entitled to a pro rata portion of his annual bonus for the year of termination, if and to the extent the Company achieves its performance metrics for such year.
In connection with entering into the Agreement, Mr. Pearson is entitled to receive on May 3, 2013, a non-qualified stock option grant entitling him to purchase two million shares (2,000,000) of the Company's common stock at a price equal to the closing price on that date, issued pursuant to the Company's 2006 Incentive Plan as amended and restated (the “2006 Plan”) and a stock option agreement to be entered into in connection with the Agreement. The stock options will vest in four equal installments on the first through fourth anniversaries of the grant date, subject to

Mr. Pearson's continued employment on such dates, except that all the options shall fully vest upon a “Change of Control” of the Company (as defined in the Agreement) if Mr. Pearson's employment is terminated by the Company without Cause or he resigns with Good Reason, or due to Mr. Pearson's death or disability, on or prior to the first anniversary of the Change of Control. In addition, if Mr. Pearson's employment is terminated by the Company without Cause or by Mr. Pearson for Good Reason (other than on or prior to the first anniversary of a Change of Control), a pro rata portion of the options that would vest on the next scheduled vesting date, if any, shall also vest, with such amount to be determined based on the period from the last vesting date through the end of the calendar quarter in which the termination of employment occurred.
If any payments, benefits or distributions to or for the benefit of Mr. Pearson would subject him to an excise tax under the “golden parachute” rules of Sections 280G and 4999 of the Internal Revenue Code, such payments will be reduced to the maximum amount (after reduction) that would not subject Mr. Pearson to the excise tax, except that payments will only be reduced if the after-tax value of amounts received by Mr. Pearson after application of the reduction would exceed the after-tax value of the amounts received without application of such reduction.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release of Vonage Holdings Corp. dated April 26, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: April 26, 2013	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release of Vonage Holdings Corp. dated April 26, 2013.

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